UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2022 (December 30, 2021)

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	333-258176	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal
Officers.

On December 30, 2021, the board of directors of FirstSun Capital Bancorp (“FirstSun”), upon the recommendation of the compensation committee of the board, approved the following awards of restricted stock in accordance with the terms of the 2017 FirstSun Capital Bancorp Equity Incentive Plan (the “Equity Plan”).

Name	Title	Number of Shares

Neal Arnold	Chief Operating Officer of FirstSun and Chief Executive Officer of Sunflower Bank, National Association	15,548

Robert A. Cafera, Jr.	Chief Financial Officer of FirstSun and Sunflower Bank, National Association	6,067

Under the terms of the restricted stock agreement, the shares of restricted stock were fully vested on the December 30, 2021 grant date. The grant date fair value of Mr. Arnold’s award was $950,000 and Mr. Cafera’s award was $200,000.

A copy of the Equity Plan is filed as Exhibit 10.6 to FirstSun’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2021. The foregoing description of the restricted stock awards does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Award Agreement for the December 30, 2021 award to Messrs. Arnold and Cafera
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: January 3, 2022	By:	/s/ Robert A. Cafera, Jr.
	Name:	Robert A. Cafera, Jr.
	Title:	Principal Financial Officer